Exhibit 1.1

EXECUTION VERSION

Pfizer Inc.

4.20% Notes Due 2047

Subscription Agreement

February 24, 2017

BNP Paribas, Taipei Branch

71-72/F, Taipei 101 Tower

No. 7 Xin Yi Road,

Sec. 5, Taipei 110

Taiwan, R.O.C.

Deutsche Bank AG, Taipei Branch

No. 296, Sec. 4, Ren-ai Road

Taipei, Taiwan, R.O.C.

Ladies and Gentlemen:

Pfizer Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to BNP Paribas, Taipei Branch and Deutsche Bank AG, Taipei Branch (each, a “Manager” and together, the “Managers”) $1,065,000,000 aggregate principal amount of the Company’s 4.20% Notes due 2047 (the “Securities”).

The Securities are intended to be listed on the Taipei Exchange (the “TPEx”) in the Republic of China (the “ROC” or “Taiwan”) and application will be made to the TPEx for listing of, and permission to deal in, the Securities by way of debt issues to professional institutional investors under Paragraph 2 of Article 4 of the Financial Consumer Protection Act of the ROC (“Professional Institutional Investors”), which currently include: overseas or domestic (i) banks, securities firms, futures firms and insurance companies (excluding insurance agencies, insurance brokers and insurance surveyors), the foregoing as further defined in more details in Paragraph 3 of Article 2 of the Organization Act of the Financial Supervisory Commission of the ROC (the “FSC”), (ii) fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts, and funds managed by financial service enterprises pursuant to the ROC Securities Investment Trust and Consulting Act, the ROC Future Trading Act or the ROC Trust Enterprise Act or investment assets mandated and delivered by or transferred for trust by financial consumers, and (iii) other institutions recognized by the FSC. Purchasers of the Securities are not permitted to sell or otherwise dispose of the Securities except by transfer to the Professional Institutional Investors. Each Manager undertakes to deliver the Pricing Disclosure Package and the Prospectus in sufficient copies to potential investors on or before March 17, 2017.

The obligations of the Managers under this Agreement shall be several and not joint.

1. The Company represents and warrants to, and agrees with, each of the Managers that:

(a)    A registration statement on Form S-3 identified by the U.S. Securities and Exchange Commission (the “Commission”) file number 333-202430 (the “Initial Registration Statement”) has been filed with the Commission; such Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Managers, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus contained therein, is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Act”); and no notice of objection of the Commission to the use of the Initial Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, being hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective (but excluding Form T-1), are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 2(c) hereof), is hereinafter called the “Pricing Prospectus”; the prospectus relating to the Securities, in the form in which it is first filed or transmitted for filing, with the Commission after the date and time that this Agreement is executed, including such information as is incorporated by reference, being hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed after the date of such Basic Prospectus, Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any “issuer free writing prospectus”, as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

(b)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Manager expressly for use therein as set forth in Schedule II(c) hereto;

(c)    For the purposes of this Agreement, the “Applicable Time” is 8:15 A.M. New York City time, 9:15 P.M. Taiwan time, on February 24, 2017; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 6(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by a Manager expressly for use therein as set forth in Schedule II(c) hereto;

(d)    The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading when read together with the other information in the Pricing Prospectus and the Prospectus, at the time the Registration Statement became effective; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading when read together with the other information in the Prospectus at the time the Registration Statement became effective; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Manager expressly for use therein as set forth in Schedule II(c) hereto; and no such documents were filed with the Commission since the Commission’s close of business on the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)    The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder and do not and will not, (i) as of the applicable effective date as to the Registration Statement and any amendment thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) as of the applicable filing date as to the Prospectus and any amendment or supplement thereto and as of the Time of Delivery (as defined in Section 5 hereof) for the Securities, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading when read together with the other information in the Prospectus at the time the Registration Statement became effective; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Manager of Securities expressly for use in the Prospectus as amended or supplemented relating to such Securities as set forth in Schedule II(c) hereto;

(f)    (i) At the time of filing the Initial Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405;

(g)    (i) At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Act) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an “ineligible issuer”;

(h)    Neither the Company nor any significant subsidiary of the Company (as used in this Agreement, the term “significant subsidiary” shall have the meaning defined in Rule 1-02(w) of Regulation S-X) has sustained since the date of the latest financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material change in the capital stock of the Company (except for (i) the issuance of shares of common stock pursuant to any plan sponsored by the Company and registered pursuant to a registration statement on Form S-8 or (ii) the conversion of the Company’s convertible preferred stock disclosed in the General Disclosure Package) or any material increase in the consolidated long-term debt of the Company and its subsidiaries taken as a whole or any material adverse change, or any development involving a prospective material adverse change, in the consolidated financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Pricing Prospectus;

(i)    The Company has been duly incorporated in Delaware and is validly existing as a corporation in good standing under the laws of Delaware, with corporate power and authority to own or lease, as the case may be, its properties and conduct its business as described in the Pricing Prospectus;

(j)    Each of the significant subsidiaries of the Company has been duly organized, and is validly existing in good standing (or equivalent concept) under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing (or equivalent concept) in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except where failure to qualify or be in good standing would not have a materially adverse effect upon the consolidated financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole (“Material Adverse Effect”);

(k)    This Agreement has been duly authorized, executed and delivered by the Company. The Securities have been duly authorized, and, when the Securities are issued and delivered pursuant to this Agreement, such Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture dated January 30, 2001, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York, as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as successor to The Chase Manhattan Bank (National Association))), as supplemented by the eighth supplemental indenture to be dated March 17, 2017 between the Company and The Bank of New York Mellon (the “Indenture”), which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Securities will conform, to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus as amended or supplemented with respect to such Securities in all material respects;

(l)    The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its significant subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject, (ii) result in any violation of (A) the provisions of the certificate of incorporation or by-laws of the Company, as amended, or (B) any statute, order, rule or regulation known to the General Counsel of the Company of any court or governmental agency or body having jurisdiction over the Company or any of its significant subsidiaries or any of their properties, except in the case of (i) and (ii)(B) where such breach, conflict, default, lien, charge, encumbrance or violation would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or in any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except (x) such as have been, or will have been prior to the Time of Delivery, obtained under the Act, the Trust Indenture Act and the laws of the ROC, (y) for such consents, approvals, authorizations, orders, registrations or qualifications the failure of which to obtain would not have a material adverse effect on the transactions contemplated under this Agreement and (z) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Managers;

(m)    There are no legal or governmental proceedings to which the Company or any of its significant subsidiaries is a party or of which any property of the Company or any of its significant subsidiaries is the subject other than as set forth in the Pricing Prospectus and other than litigation incident to the kind of business conducted by the Company and its significant subsidiaries which, if determined adversely to the Company or any of its significant subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(n)    KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act;

(o)    The consolidated financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby; and

(p)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

2. Upon the execution of this Agreement and authorization by the Managers of the release of the Securities, the Managers propose to offer such Securities for sale upon the terms and conditions set forth in the Pricing Prospectus and Prospectus as amended or supplemented.

3. The Securities were priced on the date hereof, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Managers, and each of the Managers agrees, severally and not jointly, on a firm commitment basis, to purchase from the Company the respective principal amount of Securities set forth opposite the name of such Manager in Schedule I hereto at a purchase price of 100% of the principal amount of the Securities, plus, in each case, accrued interest, if any, from March 17, 2017 to the Time of Delivery (as defined below) hereunder. In consideration of the agreement by the Managers to purchase the Securities as provided in the preceding sentence, the Company shall pay to each Manager the underwriting commissions set forth opposite the name of such Manager in Schedule I hereto (collectively, the “Underwriting Commissions”). The Company has appointed Deutsche Bank AG, Taipei Branch, as lead manager and the filing agent for the Company to assist the Company in making the required reporting to the Central Bank of the ROC (the “CBC”) (with a copy to the TPEx) in connection with the issue and offering of the Securities and filing with the TPEx of the application to list the Securities on the TPEx. The Company has appointed Deutsche Bank AG, Taipei Branch as its liquidity provider for providing quotations in respect of the Securities in accordance with Article 24-1 of the Taipei Exchange Rules Governing Management of Foreign Currency Denominated International Bonds (the “TPEx Rules”) and the relevant regulations of the ROC.

4. It is understood that the Managers propose to offer the Securities for sale to Professional Institutional Investors as set forth in the Prospectus.

5. (a) The Securities to be purchased by each Manager hereunder will be represented by one or more definitive global Securities in book-entry form which will be registered in the name of a nominee of Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”). Payment of the purchase price less the Underwriting Commissions shall be made by the Managers in (same day) funds in U.S. dollars by wire transfer through a common depositary for Clearstream and Euroclear (the “Common Depositary”) to the account specified by the

Company against delivery of the Securities. The Company will cause the certificates representing the Securities to be made available to Deutsche Bank AG, Taipei Branch, for review at least twenty-four hours prior to the Time of Delivery (as defined below). The time and date of such delivery and payment shall be 10:00 A.M. New York City time on March 17, 2017 or such other time and date as Deutsche Bank AG, Taipei Branch, and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b)     The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof and any additional documents reasonably requested by the Managers, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 (the “Closing Location”), and the Securities will be delivered at the office of the Common Depositary, all at the Time of Delivery. Final drafts of the documents to be delivered pursuant to the preceding sentence will be made available for review by the parties hereto on the Business Day next preceding the Time of Delivery. “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions in The City of New York, London, United Kingdom or Taipei, Taiwan, are authorized or required by law, regulation or executive order to close.

6. The Company agrees with the several Managers:

(a)    To prepare the Prospectus as amended and supplemented in a form in accordance with TPEx Rules and approved by the Managers and to file such Prospectus pursuant to Rule 424(b) under the Act, to pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Act (without giving effect to the proviso therein) and in any event prior to the Time of Delivery, to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or Prospectus as amended or supplemented after the date hereof and prior to the Time of Delivery which shall be disapproved by the Managers promptly after reasonable notice thereof; to advise the Managers promptly of any such amendment or supplement after such Time of Delivery and furnish the Managers with copies thereof as they shall reasonably request; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by the Managers and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of such Securities, and during such same period to advise the Managers, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

(b)    Promptly from time to time to take such action, in cooperation with the Managers, to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Managers may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(c)    To furnish the Managers with copies of the Prospectus as amended or supplemented in such quantities as the Managers may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Managers and upon their reasonable request to file such document and to prepare and furnish without charge to each Manager and to any dealer in securities as many copies as the Managers may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d)    To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with the last paragraph of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)    During the period beginning from the date of this Agreement and continuing to and including the earlier of (i) the termination of trading restrictions for the Securities, as notified to the Company by the Managers and (ii) the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to the Securities, without the prior written consent of the Managers (which consent shall not be unreasonably withheld); provided that an offering of euro denominated debt securities by the Company shall not be subject to this restriction;

(f)    To use its commercially reasonable efforts to list, subject to notice of issuance if applicable, the Securities on the TPEx for trading on such exchange as promptly as practicable after the date hereof;

(g)    In connection with the application to the TPEx for the listing of, and permission to deal in, the Securities, the Company agrees that it will use its commercially reasonable efforts to furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect such listing and will maintain such listing until none of the Securities is outstanding or until such time as payment of principal, premium, if any, and interest in respect of the Securities has been duly provided for, whichever is earlier; provided, however, that if the Company can no longer reasonably maintain such listing, including, but not limited to, in circumstances where obtaining or the maintenance of such listing would require preparation of financial statements in accordance with accounting standards other than U.S. GAAP in a manner that, in the Company’s judgment, is burdensome, or such listing is otherwise, in the Company’s judgment, burdensome, it will consider obtaining and maintaining the quotation for, or listing of, the Securities by such other listing authority, stock exchange and/or quotation system as the Managers shall reasonably request. However, if such an alternative listing is not available to the Company or is, in the Company’s judgment, burdensome, an alternative listing for the Securities need not be considered by the Company. In addition, for so long as the Securities are admitted to listing, trading and/or quotation by a listing authority, stock exchange and/or quotation system, and such listing authority, stock exchange and/or quotation system requires the existence of a paying agent in a particular location, the Company will maintain a paying agent as required; and

(h)    To cooperate with the Managers and use its commercially reasonable efforts in arranging for the Securities to be eligible for clearance and settlement through Clearstream and Euroclear and to maintain such eligibility for so long as the Securities remain outstanding.

7. The Company covenants and agrees with the several Managers that the Company will pay or cause to be paid the following: (i) the reasonable fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Managers and any dealers; (ii) the cost of printing or producing any agreement among Managers, this Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Managers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing, issuing and delivering the certificate for the Securities, including any stamp, transfer or other taxes in connection with the original issuance and sale of the Securities; (vii) the fees and expenses of the Trustee and any paying agent (the “Paying Agent”) and any agent of the Trustee or the Paying Agent and the reasonable fees and disbursements of counsel for the Trustee or the Paying Agent in connection with any Indenture and the Securities; (viii) all expenses and application fees in connection with listing the Securities on the TPEx; (ix) all expenses and application fees in connection with the approval of the Securities for eligibility for clearance and settlement through Clearstream and Euroclear; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; but the Company shall not in any event be liable to any of the Managers for damages on account of loss of anticipated profits from the sale by them of the Securities. It is understood, however, that except as provided in this Section 7, Section 9 and Section 15 hereof, the Managers will pay all of their own costs and expenses, including but not limited to expenses connected with any offers they may make and the fees, disbursements and expenses of their counsel. In addition, the Managers will bear any stamp duty that may be imposed on this Agreement under the ROC Stamp Tax Act, if being executed in the ROC.

8. The obligations of the Managers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and the Time of Delivery, true and correct in all material respects (except for such representations and warranties that are qualified by materiality, which shall be true and correct in all respects), the condition that the Company shall have performed all of its obligations hereunder shall have theretofore been satisfied, and the following additional conditions:

(a)    The Prospectus as amended or supplemented in relation to the applicable Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; the final term sheet contemplated by Section 6(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Managers’ reasonable satisfaction;

(b)    Simpson Thacher & Bartlett LLP, counsel for the Managers, shall have furnished to the Managers such opinion or opinions, dated the Time of Delivery, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Pricing Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Lee and Li, Attorneys-at-Law, special Taiwanese counsel to the Company shall have furnished to the Managers its written opinion dated the Time of Delivery, in form and substance satisfactory to the Managers;

(d)    Margaret M. Madden, the Senior Vice President and Corporate Secretary, Chief Governance Counsel of the Company (or such other internal legal counsel or outside legal firm reasonably satisfactory to the Managers at such Time of Delivery), shall have furnished to the Managers a written opinion and a negative assurance letter, each dated the Time of Delivery, in form and substance satisfactory to the Managers;

(e)    On the date hereof and at the Time of Delivery, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Managers a letter, dated (A) the date hereof, (B) the effective date of the Registration Statement or (C) the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex I hereto, and with respect, as to such other matters as the Managers may reasonably request and in form and substance satisfactory to the Managers;

(f)    (i) Neither the Company nor any of its significant subsidiaries shall have sustained since the date of the latest financial statements included or incorporated by reference in the Pricing Prospectus and Prospectus as amended or supplemented any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and Prospectus as amended or supplemented, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and Prospectus as amended or supplemented there shall not have been any change in the capital stock of the Company (except for (i) the issuance of shares of common stock pursuant to any plan sponsored by the Company and registered pursuant to a registration statement on Form S-8 or (ii) the conversion of the Company’s convertible preferred stock disclosed in the General Disclosure Package) or any increase in the consolidated long-term debt of the Company and its subsidiaries or any material change, or any development involving a prospective material change, in the consolidated financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus and Prospectus as amended or supplemented, the effect of which is in any such case described in clause (i) or (ii) is in the judgment of the Managers so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

(g)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension of trading of the Company’s common stock by the Commission or the New York Stock Exchange precipitated by the announcement by the Company of a material adverse event with respect to the Company’s business or financial position; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the TPEx, (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iv) the outbreak or escalation of hostilities directly involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the reasonable judgment of the Managers makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Prospectus as amended and supplemented; or (v) if in the opinion of the Managers there shall have occurred such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in their view be likely to prejudice materially the success of the offering and distribution of the Securities or dealings in the Securities in the secondary markets;

(i)    The Company shall have furnished or caused to be furnished to the Managers at the Time of Delivery a certificate or certificates of officers of the Company reasonably satisfactory to the Managers as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Managers may reasonably request;

(j)    The Securities will be eligible for clearance and settlement through Euroclear and Clearstream;

(k)    The Taiwan Securities Association (the “TSA”) shall have granted its consent to record registration of this Agreement on or prior to the Time of Delivery (or the Managers have been reasonably satisfied that this consent shall be granted); and

(l)    The TPEx shall have agreed to list the Securities on or prior to the Time of Delivery (or the Managers have been reasonably satisfied that this approval shall be granted).

9. (a) The Company will indemnify and hold harmless each Manager and its respective affiliates, selling agents, directors and officers and each person, if any, who controls such Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such indemnified party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Basic Prospectus, the Pricing Prospectus, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Basic Prospectus, the Pricing Prospectus, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus, in each case, relating to the

Securities, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Manager of Securities expressly for use in the Prospectus as amended or supplemented relating to such Securities as set forth in Schedule II(c) hereto.

(b)    Each Manager will severally and not jointly indemnify and hold harmless the Company, its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Basic Prospectus, the Pricing Prospectus, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Basic Prospectus, the Pricing Prospectus, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Manager expressly for use therein as set forth in Schedule II(c) hereto; and will reimburse such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Managers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Managers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Managers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Manager and distributed to the public in such offering, exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Managers of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e)    The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of such Manager and to each person, if any, who controls any Manager within the meaning of the Act; and the obligations of the Managers under this Section 9 shall be in addition to any liability which the respective Managers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Manager shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Managers may in their discretion arrange for a non-defaulting Manager or Managers or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Manager the Managers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting Managers to purchase such Securities on such terms. In the event that, within the respective prescribed period, the Managers notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Managers that it has so arranged for the purchase of such Securities, the Managers or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days and in no event for longer than the maximum number of business days permitted by the applicable laws and regulations and/or the regulators (including, but not limited to, the TPEx Rules), in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Managers may thereby be made necessary. The term “Manager” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Manager or Managers by the non-defaulting Managers and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Securities, then the Company shall have the right to require each non-defaulting Manager to purchase the principal amount of Securities which such Manager agreed to purchase hereunder and, in addition, to require each non-defaulting Manager to purchase its pro rata share (based on the principal amount of Securities which such Manager agreed to purchase hereunder) of the Securities of such defaulting Manager or Managers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Manager from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Manager or Managers by the Managers and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Managers to purchase the Securities of a defaulting Manager or Managers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Manager or the Company, except for the expenses to be borne by the Company and the Managers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Manager from liability for its default.

11. Each Manager, severally and not jointly, hereby represents and warrants as of the Applicable Time that:

(a)    All licenses, consents, approvals, authorizations, orders and clearances of all regulatory authorities required by such Managers, including without limitation the TSA, for or in connection with the subscription, underwriting and/or distribution of the Securities and the compliance by such Manager with the terms of any of the foregoing have been obtained and are in full force and effect;

(b)    It has complied with and will comply with all applicable ROC laws and regulations in the purchase, distribution and underwriting of the Securities;

(c)    It has not, and will not, offer, sell or re-sell, directly or indirectly, the Securities to investors other than Professional Institutional Investors and the Securities shall only be re-sold by it to Professional Institutional Investors; and

(d)    The underwriting commissions described hereunder and in the Prospectus payable to it may not be repaid or refunded by it by any means or in any form to the Company or its related parties or their designated persons.

12. Deutsche Bank AG, Taipei Branch, hereby undertakes that it shall:

(a)    Act as the filing agent for the Company and assist the Company in making the required reporting to the CBC and the TPEx in connection with the issue and offering of the Securities and making an application to the TPEx for the listing and trading of the Securities on the TPEx;

(b)    Act as the liquidity provider for providing quotations for the Company in respect of the Securities in accordance with Article 24-1 of the TPEx Rules and the relevant regulations, and shall further confirm that all licenses, consents, approvals, authorizations, orders and clearances of all regulatory authorities required for it to provide such services shall have been obtained or will be obtained before the Time of Delivery (as the case may be) and be in full force and effect;

(c)    Submit a photocopy of this Agreement being executed by all the parties hereto, together with other documents as required by the applicable laws and regulations to the TSA on or about the day as separately agreed by the Company and Deutsche Bank AG, Taipei Branch but in no event later than four business days before the Time of Delivery; and

(d)    Complete an announcement in connection with the issue and offering of the Securities in form and substance as required by the applicable laws and regulations on the website of the TSA on or about the day as separately agreed by the Company and Deutsche Bank AG, Taipei Branch.

13. The Managers agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Standard Form Agreement Among Managers version 1 (the “AAM”) as amended in the manner set out below and further agree that references in the AAM to the “Lead Manager” and “Settlement Lead Manager” shall mean Deutsche Bank AG, Taipei Branch, and the “Managers”, “Joint Lead Managers” and “Joint Bookrunners” shall mean the Managers. The Managers agree as between themselves to amend the AAM as follows:

(a)    in clause 1, the phrase “as agent of the Issuer” shall be deemed to be deleted;

(b)    references in the AAM to the “Commitments” shall mean for the purposes of clause 9, the fee allocation proportion entitled by each of the Managers under this Agreement, and for the other applicable clauses under the AAM, the amounts severally underwritten or paid by the Managers in the amounts set out in Schedule 1 to this Agreement;

(c)    clauses 2, 3, 6, 7 and 8 shall be deemed to be deleted in their entirety; and

(d)    clauses 5(2), 5(3) and the last two paragraphs of clause 5 shall be deemed to be deleted in their entirety.

References in the AAM to the “Commitments Notification” shall mean this Agreement. Within 60 days of the receipt of the relevant invoices from the Managers, the Settlement Lead Manager shall determine and pay the net commissions due to the other Managers. Where there are any inconsistencies between this Agreement and the AAM, the terms of this Agreement shall prevail.

14. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Managers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Manager or any controlling person of any Manager, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

15. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Manager except as provided in Section 7 and Section 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Managers for all out-of-pocket expenses approved in writing by the Managers, including fees and disbursements of counsel, reasonably incurred by the Managers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Manager except as provided in Section 7 and Section 9 hereof.

16. In all dealings hereunder, Deutsche Bank AG, Taipei Branch, as lead manager, shall act on behalf of all Managers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement of Deutsche Bank AG, Taipei Branch, on behalf of the Managers, provided, however, that nothing in this sentence shall affect the rights of each Manager to receive statements, requests, notices or agreements as set forth in the next paragraph.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Managers shall be delivered or sent by mail, e-mail or facsimile transmission to the Managers in care of (x) Deutsche Bank AG, Taipei Branch, 10F, 296 Ren-Ai Rd., Sec. 4, Taipei, Taiwan, R.O.C., Attention: Bryan-MC Kuo, telephone: +886(2)2192 4136, facsimile: +886(2)2192 4180 or by emailing bryan-mc.kuo@db.com; and (y) BNP Paribas, Taipei Branch, toll-free at 1-800-854-5674 or by emailing Hugo.Shen@asia.bnpparibas.com; and if to the Company, shall be delivered or sent by mail, e-mail or facsimile transmission to the address of the Company set forth in the Registration Statement (235 East 42nd Street New York, NY 10017-5755), Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

17. This Agreement shall be binding upon, and inure solely to the benefit of, the Managers, the Company and, to the extent provided in Section 9 and Section 14 hereof, the officers and directors of the Company and any Manager and each person who controls the Company or any Manager, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Manager shall be deemed a successor or assign by reason merely of such purchase.

18. Time shall be of the essence of this Agreement.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. (a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 6(a) hereof, without the prior consent of the Managers, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)    each Manager represents and agrees that, without the prior consent of the Company and the other Managers, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus (as defined by Rule 433 under the Securities Act) or a free writing prospectus that would otherwise be required to be filed with the Commission; and

(iii)    any such free writing prospectus the use of which has been consented to by the Company and the Managers (including the final term sheet prepared and filed pursuant to Section 6(a) hereof) is listed on Schedule II(a) hereof;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus as amended and supplemented or would include an untrue statement or a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Managers and, if requested by the Managers, will prepare and furnish without charge to each Manager an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by a Manager expressly for use therein as set forth in Schedule II(c) hereto.

21. The Company acknowledges and agrees that (i) the purchase and sale of Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Managers, on the other, (ii) in connection therewith and with the process leading to such transaction each Manager is acting solely as a principal and not the agent or fiduciary of the Company, and the Company’s engagement of the Managers in any offering of Securities and the process leading up to such offering is as independent contractor and not in any other capacity, (iii) no Manager has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Manager has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Managers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with the offering contemplated hereby or the process leading thereto.

22. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

23. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

24. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

Very truly yours,

PFIZER INC.

By:	Brian Byala
Name: Brian Byala
Title: Senior Vice President and Treasurer

[Signature page to Subscription Agreement]

Accepted as of the date hereof:

BNP PARIBAS, TAIPEI BRANCH

By:	/s/ Olivier Rousselet
	Name:	Olivier Rousselet
	Title:	Country Head Taiwan

By:	/s/ Lillian Su
	Name:	Lillian Su
	Title:	Head of Global Markets Taiwan

DEUTSCHE BANK AG, TAIPEI BRANCH

By:	/s/ James Wu
	Name:	James Wu
	Title:	Managing Director

By:	/s/ Cynthia Chan
	Name:	Cynthia Chan
	Title:	Managing Director

[Signature page to Subscription Agreement]

SCHEDULE I

Managers	Principal Amount of Securities to be Purchased	Underwriting Commission

BNP Paribas, Taipei Branch	$532,500,000	$1,011,750
Deutsche Bank AG, Taipei Branch	532,500,000	1,011,750

Total	$1,065,000,000	$2,023,500

SCHEDULE II

(a)	Issuer Free Writing Prospectuses:

Pricing Term Sheet dated February 24, 2017, as filed under Rule 433.

(b)	Additional Documents Incorporated by Reference:

None.

(c)	Information furnished by the Managers for purposes of Sections 1(b), 1(c), 1(d), 1(e), 9(a), 9(b) and 20(c) of the Subscription Agreement:

The information in the last paragraph of the cover page of the Prospectus.

The information set forth in the third and seventh paragraphs under the caption “Underwriting” in the Prospectus.

No other information in the Prospectus has been furnished by the Managers for use therein.

[Signature page to Subscription Agreement]

ANNEX I

Form of Comfort Letter-KPMG LLP